Exhibit 12.1

                                                KeySpan Corporation
                                            Computation of Earnings to
                                                   Fixed Charges


                              Nine Months      Twelve        Twelve                      Twelve        Twelve        Twelve
                                 Ended         Months        Months     Nine Months      Months        Months        Months
                               September       Ended         Ended         Ended         Ended         Ended         Ended
                                  30,       December 31,  December 31,  December 31,   March 31,     March 31,    December 31,
                                  2001          2000          1999          1998          1998          1997          1996
                                  ----          ----          ----          ----          ----          ----          ----
Earnings
   Net Income..............      218,045       327,149       269,752      (196,074)      362,240       322,409       316,464
   Income Tax..............      161,805       216,276       136,362       (59,800)      232,653       211,333       209,257
   Transaction Income Tax..           --            --            --       (99,700)           --            --            --
   Interest on Long-Term
     Debt..................      281,020       152,269       109,053       117,388       351,261       372,108       384,198
   Other Interest Charges..       10,601        54,045        29,602        22,800        57,805        66,818        67,130
   Portion of Rentals
     Representing Interest.       42,326        43,433        23,433         9,641         3,309         3,390         4,758
   Adjustment Related to
     Equity Investments....       (6,345)        1,497        (5,979)       (1,623)           (5)          (22)          (24)
                                --------      --------      --------      --------      --------      --------      --------
   Earnings Available to
     Cover Fixed Charges...      707,452       794,669       562,223      (207,368)     1,007,263      976,036       981,783
                                --------      --------      --------      --------      ---------     --------      --------

Fixed Charges
   Interest on Long-Term
     Debt..................      290,254       166,008       120,913       125,198       351,261       372,108       384,198
   Other Interest Charges..       10,601        54,045        29,602        22,800        57,805        66,818        67,130
   Portion of Rentals
     Representing Interest.       42,326        43,433        23,433         9,641         3,309         3,390         4,758
                                --------      --------      --------      --------      --------      --------      --------

   Total Fixed Charges.....      343,181       263,486       173,948       157,639       412,375       442,316       456,086
                                --------      --------      --------      --------      --------      --------      --------

Ratio of Earnings to Fixed
   Charges.................          2.06          3.02          3.23          N/A           2.44          2.21          2.15
                                =========     =========     =========     ========      =========     =========     =========



                                                KeySpan Corporation
                                            Computation of Earnings to
                                              Combined Fixed Charges


                              Nine Months      Twelve        Twelve                      Twelve        Twelve        Twelve
                                 Ended         Months        Months     Nine Months      Months        Months        Months
                               September       Ended         Ended         Ended         Ended         Ended         Ended
                                  30,       December 31,  December 31,  December 31,   March 31,     March 31,    December 31,
                                  2001          2000          1999          1998          1998          1997          1996
                                  ----          ----          ----          ----          ----          ----          ----
Earnings
   Net Income..............      218,045       327,149       269,752      (196,074)      362,240       322,409       316,464
   Income Tax..............      161,805       216,276       136,362       (59,800)      232,653       211,333       209,257
   Transaction Income Tax..           --            --            --       (99,700)           --            --            --
   Interest on Long-Term
     Debt..................      281,020       152,269       109,053       117,388       351,261       372,108       384,198
   Other Interest Charges..       10,601        54,045        29,602        22,800        57,805        66,818        67,130
   Portion of Rentals
     Representing Interest.       42,326        43,433        23,433         9,641         3,309         3,390         4,758
   Adjustment Related to
     Equity Investments....       (6,345)        1,497        (5,979)       (1,623)           (5)          (22)          (24)
                                --------      --------      --------      --------      --------      --------      --------
   Earnings Available to
     Cover Fixed Charges...      707,452       794,669       562,223      (207,368)     1,007,263      976,036       981,783
                                --------      --------      --------      --------      ---------     --------      --------

Fixed Charges
   Interest on Long-Term
     Debt..................      290,254       166,008       120,913       125,198       351,261       372,108       384,198
   Other Interest Charges..       10,601        54,045        29,602        22,800        57,805        66,818        67,130
   Portion of Rentals
     Representing Interest.       42,326        43,433        23,433         9,641         3,309         3,390         4,758
   Preference Security
     Dividend..............        8,349        31,229        53,465        44,006        84,939        85,431        87,027
                                --------      --------      --------      --------      --------      --------      --------

   Total Fixed Charges.....      351,530       294,715       227,413       201,645       497,314       527,747       543,113
                                --------      --------      --------      --------      --------      --------      --------

Ratio of Earnings to Fixed
   Charges.................          2.01          2.70          2.47          N/A           2.03          1.85          1.81
                                =========     =========     =========     ========      =========     =========     =========